AMENDMENT NO. 2 TO SECURITIES PURCHASE AGREEMENT

            This Amendment No. 2 to Securities Purchase Agreement, dated as of March 4, 2005, shall serve to amend the Securities Purchase Agreement (the "Agreement"), dated as of June 18, 2004, as amended by Amendment No. 1 to Securities Purchase agreement, dated as of October 22, 2004, by and among Stronghold Technologies, Inc., a Nevada corporation, with its headquarters located at 106 Allen Road, Basking Ridge, New Jersey 07920, and each of the Buyers set forth in the Agreement.

            1. The undersigned parties hereby agree to amend Section 4(l) of the Agreement to provide that the Buyers will fund the remaining $650,000 of the subsequent investment referred to in that section on the date hereof.

            2. All other provisions of the Agreement shall remain in full force and effect.

                            [Signature Page Follows]

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ACCEPTED AND AGREED:

STRONGHOLD TECHNOLOGIES, INC.


By:
    -------------------------------------
    Christopher J. Carey
    President and Chief Executive Officer


AJW PARTNERS, LLC

By: SMS Group, LLC


By:
    -------------------------------------
    Corey S. Ribotsky
    Manager


AJW OFFSHORE, LTD.

By:  First Street Manager II, LLC



By:
    -------------------------------------
    Corey S. Ribotsky
    Manager


AJW QUALIFIED PARTNERS, LLC

By:  AJW Manager, LLC



By:
    -------------------------------------
    Corey S. Ribotsky
    Manager


NEW MILLENNIUM CAPITAL PARTNERS II, LLC

By:  First Street Manager II, LLC



By:
    -------------------------------------
    Corey S. Ribotsky
    Manager